UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2017, Empire Resorts, Inc. (the “Company”) appointed Ryan Eller as the Company’s President and Chief Operating Officer effective immediately. Mr. Eller was appointed to the same position in each of the Company’s subsidiaries and such appointments will also be effective as of March 27, 2017.

Prior to joining the Company, from June 2013 to March 2017, Mr. Eller served in various executive officer positions with Genting New York LLC (“Genting NY”), which operates Resorts World Casino New York City (“RWNYC”). From June 2013 to October 2014, Mr. Eller served as chief financial officer and from October 2014 to March 2017, Mr. Eller served as president of Genting NY. During his tenure at Genting NY, Mr. Eller oversaw RWNYC’s planning with respect to a $315 million expansion to add 1,000 video lottery terminals, a new hotel and convention complex. Concurrently with his position at Genting NY, from October 2014 to March 2017, Mr. Eller served as senior vice president of development of Genting Americas Inc. (“Genting Americas”), an indirect, wholly-owned subsidiary of Genting Malaysia Berhad (“Genting Malaysia”), which is also the parent entity of Genting NY. In his role with Genting Americas, Mr. Eller oversaw the design and development of the Resorts World Las Vegas integrated resort, a $4 billion project on the Las Vegas Strip. From September 2012 to June 2013, Mr. Eller served as executive vice president and chief financial officer of Choctaw Resort Development Enterprise, a wholly-owned enterprise of the Mississippi Band of Choctaw Indians, which operates three casinos including the Pearl River Resort, a fully integrated casino and resort facility that includes two casinos, a golf course and waterpark in Choctaw, Mississippi. In this role, Mr. Eller was responsible for the overall financial operations of the Choctaw’s gaming and resort enterprises as well as a restructuring of the property’s operations following an extended period of distress. From September 2007 to September 2012, Mr. Eller served as treasurer and executive director of finance of PCI Gaming Authority, a business enterprise created by the Poarch Band of Creek Indians, where he helped design, open and operate three casino and hotels representing capital investments over $600 million. At PCI Gaming Authority, Mr. Eller also directed operations and oversaw efforts to acquire and integrate pari-mutuel wagering facilities in Florida and Alabama. From 2006 to 2007, Mr. Eller served as regional manager, planning and analysis at Caesar’s Entertainment, Inc., where he led a team responsible for strategic, operational and marketing analysis. Mr. Eller served in the United States Marine Corps from 1997 to 2004 where he attained the rank of Major, holds an MBA with honors from Harvard Business School and a bachelor’s degree with distinction from the U.S. Naval Academy.

There is no arrangement or understanding between Mr. Eller and any other person pursuant to which he was selected as an officer of the Company. Additionally, there is no family relationship between any director or executive officer of the Company and Mr. Eller. Genting NY and Genting Americas, with which Mr. Eller held officer positions during the last three years, and Genting Malaysia are affiliates of Tan Sri Lim Kok Thay. Mr. Lim is a beneficiary of, and indirectly controls, Kien Huat Realty III Limited, the Company’s largest stockholder.

The Company and Mr. Eller have entered into an employment agreement, dated as of March 27, 2017 (the “Eller Employment Agreement”) in connection with Mr. Eller’s appointment as President and Chief Operating Officer. Mr. Eller’s employment agreement provides for a term ending on February 28, 2021 unless the relationship is earlier terminated by either party in accordance with the provisions of the Eller Employment Agreement. Mr. Eller will receive an annual base salary of $600,000 and will be eligible to receive such incentive compensation and bonuses at the discretion of the compensation committee of the Company’s Board of Directors. Mr. Eller will receive a monthly housing allowance in the amount of $1,600 plus utility expenses. In addition, the Company will lease or purchase an automobile for Mr. Eller’s sole and exclusive use, and be responsible for the payment of certain expenses related to that vehicle, with an approximate monthly value not to exceed $1,500.

In the event that the Company terminates Mr. Eller’s employment with Cause (as defined in the Eller Employment Agreement) or Mr. Eller resigns without Good Reason (as defined in the Eller Employment Agreement), the Company’s obligations are limited generally to paying Mr. Eller his base salary, unpaid expenses and any benefits to which Mr. Eller is entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Eller’s employment is terminated as a result of death or disability, Mr. Eller or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. Eller shall become vested immediately and remain exercisable through the remainder of its original term. In the event that the Company terminates Mr. Eller’s employment without Cause or Mr. Eller resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Eller’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original term. In the event that the Company terminates Mr. Eller’s employment without Cause or Mr. Eller resigns with Good Reason on or following a Change of Control (as defined in the Eller Employment Agreement), the Company is obligated to pay (i) the Accrued Obligations, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant, and (iii) Mr. Eller’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Mr. Eller, which options shall remain exercisable through the remainder of their original term.

The Company has agreed to customary indemnification for Mr. Eller for any claims arising out of his service to the Company. In addition, Mr. Eller agreed to non-competition and non-solicitation provisions that extend for a post-termination period ranging from three months to one year following the date of termination depending on the reason for termination. Notwithstanding the foregoing, following the termination of the Eller Employment Agreement, Mr. Eller shall be entitled to be employed by, consult with or participate in the management, operation or control of Genting Berhad, Genting Malaysia, Genting Hong Kong Limited, or affiliates thereof, or any other entity in which Mr. Lim or any member of the Lim family has, directly or indirectly, invested, without the prior written consent of the Board of Directors of the Company. Mr. Eller has also agreed to customary terms concerning the protection and confidentiality of company information.

As a result of Mr. Eller’s appointment as Chief Operating Officer, Ms. Laurette Pitts will no longer serve as Chief Operating Officer of the Company. Ms. Pitts will continue to serve as the Company’s Executive Vice President and Chief Financial Officer.

This summary description is qualified in its entirety by reference to the Eller Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A press release announcing Mr. Eller’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of March 27, 2017, by and between Empire Resorts, Inc. and Ryan Eller.

99.1	Press release, dated March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2017

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	Chief Executive Officer

Exhibit Index

10.1	Employment Agreement, dated as of March 27, 2017, by and between Empire Resorts, Inc. and Ryan Eller.

99.1	Press release, dated March 27, 2017